                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-50185 of Service Merchandise Company, Inc. on Form S-8 of our report dated May 25, 2001, appearing in this Annual Report on Form 11-K of Service Merchandise Company, Inc. Savings and Investment Plan for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP

Nashville, Tennessee
June 28, 2001